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                                                                   EXHIBIT 23.92

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of WAXS INC. on Form S-4 of our report on the consolidated financial statements of Advanced TechCom, Inc. and Subsidiaries dated March 27, 1998 appearing in the Current Report on Form 8-K filed by World Access, Inc. on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 3, 1998, and to the use of our name as it appears under the caption "Experts."
                                          /s/  TEDDER GRIMSLEY & COMPANY, P.A.

Lakeland, Florida
October 5, 1998